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                                                                    EXHIBIT 10.7

[*******] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                                LICENCE AGREEMENT


THIS AGREEMENT dated December 8, 2000 is between:

(1) CAMBRIDGE UNIVERSITY TECHNICAL SERVICES LIMITED an English Company, Registered Number 1069886, whose registered office is at The Old Schools, Cambridge CB2 ITS, England ("CUTS"); and

(2) TOLERRX (the "Licensee") a company incorporated in the State of Delaware whose registered office is at 675 Mass Ave., Cambridge, MA 02139, USA.

RECITALS:

A. The University of Cambridge ("UC") has conducted research into anti-CD4 and anti-CD8 antibodies, through its Department of Pathology under the Supervision of Professor H Waldmann, which has generated the Patents, the YNB Patent, the YNB Antibodies and the Antibodies.

B. UC wishes to exploit the Patents, the YNB Patent, the YNB Antibodies and the Antibodies.

C. The Licensee wishes to acquire rights under the Patents and YNB Patent and to use the Antibodies and YNB Antibodies for the development and commercialisation of Licensed Products in the Field and in the Territory, in accordance with the provisions of this Agreement.

D. UC is willing to grant the licence through its wholly owned subsidiary CUTS subject to the terms and conditions of this Agreement.

IT IS AGREED as follows:

1.     DEFINITIONS

In this Agreement, the following words shall have the following meanings:

AFFILIATE                In relation to a Party, means any entity or person
                         which controls, is controlled by, or is under common control with that Party. For the purposes of this definition, "control" shall mean direct or indirect beneficial ownership of 50% (or, outside a Party's home territory, such lesser percentage as is the maximum, permitted level of foreign investment) or more of the share capital, stock or other participating interest carrying the right to vote or to distribution of profits of that entity or person, as the case may be.

ANNUAL NET SALES VALUE   The total Net Sales Value achieved by the Licensee
                         during a calendar year.

ANTIBODIES               Any and all of the monoclonal antibodies described in
                         Schedule 1, fragments of such antibodies, the clones for producing such antibodies and the genetic material encoding such antibodies,

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                         including but not limited to all derivatives,
                         modifications, progeny or part thereof.

COMMENCEMENT DATE        December 8, 2000

FIELD The prevention and treatment of human diseases and disorders and the diagnoses and monitoring of or susceptibility to human diseases, including, but not limited to, those characterised by autoimmune, immune-mediated, and/or immunological component(s) and monitoring, therapeutic induction, and therapeutic maintenance of immunological tolerance.

LICENSED PRODUCTS        Any and all products that (a) are within any Valid
                         Claim of the Patents and/or (b) incorporate any of the Antibodies and/or (c) are within any Valid Claim of the YNB Antibody Claims and/or (d) incorporate the YNB
                         Antibody.

NET SALES VALUE          The invoiced price of Licensed Products sold by the
                         Licensee or its Affiliates or its Sub-Licensee(s) to independent third parties in arm's length transactions exclusively for money or, where the sale is not at arm's length, the price that would have been so invoiced if it had been at arm's length, after deduction of (i) normal trade discounts actually granted and any credits actually given, and, (ii) provided the amounts are separately charged on the relevant invoice any costs of packaging, insurance, carriage and freight, (iii) any value added tax or other sales tax, and any import duties or similar applicable government levies, and (iv) any and all US
                         Federal, estate or local government rebates, whether in existence now, or enacted at any time during the term of this Agreement, insofar as it applies to Licensed
                         Product, and (v) any invoiced price of Licensed
                         Products for which payment has not been received by the Licensee due to bad debt.

OPTION FEE               The sum of $[*******] paid by the Licensee under the
                         terms of the Heads of Agreement and Option to Negotiate a License Agreement of 27 September 2000 between CUTS and the Licensee.

PARTIES CUTS and the Licensee, and "Party" shall mean either of them.

PATENTS Any and all of the patents and patent applications referred to in Schedule 1, including any continuations, continuations in part, extensions, reissues, reexaminations, divisions, and any patents, supplementary protection certificates and similar rights that are based on or derive priority from the foregoing.

SUB-LICENSEE(S)          Any person or entity to whom Licensee grants a
                         sublicense under Patents or YNB Patent or to Antibodies or to YNB Antibody.

TERRITORY                World-wide.


                                        * Confidential treatment requested:
                                          material has been omitted and filed
                                          separately with the Commission.

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VALID CLAIM              A claim of a patent or patent application that has not
                         expired or been disclaimed or been held invalid or unenforceable by a court of competent jurisdiction or other government agency of competent jurisdiction in a final and non-appealable judgement or decision.

YNB ANTIBODIES           The monoclonal antibodies described in Schedule 2,
                         fragments of such antibodies, the clones for producing such antibodies and the genetic material encoding such antibodies, including but not limited to all derivatives, modifications, progeny or part thereof.

YNB ANTIBODY CLAIMS      Any and all claims of the YNB Patent which are directed
                         solely to (i) an antibody capable of binding to human
                         CD4 antigen, or (ii) a pharmaceutical composition comprising such antibody.
                         For the avoidance of doubt, any and all claims of the YNB Patent which are directed to a process for the preparation of an antibody chain are not included.

YNB PATENT               The patents and patent applications referred to in
                         Schedule 2, including any continuations, continuations in part, extensions, reissues, reexaminations, divisions, and any patents, supplementary protection certificates and similar rights that are based on or derive priority from the foregoing.

2.     GRANT OF RIGHTS

2.1 LICENCES. CUTS hereby grants to the Licensee, subject to the provisions of this Agreement:

       (a) an exclusive licence in the Field under the Patents, with the right to sub-licence, subject to Clause 2.5 below, to develop, manufacture, have manufactured, use, offer to sell, import and sell Licensed Products but only in the Field in the Territory; and

       (b) an exclusive licence in the Field, with the right to sub-licence, subject to Clause 2.5 below, to develop, manufacture, have manufactured, use, offer to sell, import and sell Licensed Products that incorporate Antibodies but only in the Field in the Territory, which licence shall take effect upon CUTS obtaining a written assignment of the Antibodies from the inventors to CUTS. CUTS shall use reasonable commercial efforts to obtain such assignment; and

       (c) a non-exclusive licence in the Field: i) to the YNB Antibodies, and ii) under the YNB Antibody Claims, to develop, manufacture, have manufactured, use, offer to sell, import and sell Licensed Products that incorporate YNB Antibodies but only in the Field in the Territory, which licences shall take effect upon CUTS obtaining a written assignment of the YNB Antibodies from the inventors to CUTS. CUTS shall use reasonable commercial efforts to obtain such assignment. Such licence shall also be subject to any licence granted by CUTS to a third party with whom CUTS is currently negotiating a licence that may include rights to such YNB Antibodies and/or YNB Antibody Claims and/or YNB Patent. For the avoidance of doubt, no rights are granted under this Agreement to use the process for the preparation of an antibody chain under the YNB Patent Licensee shall have the

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              right to sub-licence the non-exclusive licence granted under this clause 2.1(c) with prior written permission of CUTS, and such permission not to be unreasonably withheld.

2.2 CUTS will not manufacture or sell the Licensed Products in the Field exclusively reserved to the Licensee, and will not grant a licence to other parties to use the Patents or Antibodies to make and sell the Licensed Products in the Field exclusively reserved to the Licensee.

2.3 For the avoidance of doubt, CUTS will have the right to grant licences to use the Patents and Antibodies to other parties for commercial purposes outside the Field.

2.4 FORMAL LICENCES. The Parties shall execute such formal licences as may be necessary or appropriate for registration with Patent Offices and other relevant authorities in particular territories. In the event of any conflict in meaning between any such licence and the provisions of this Agreement, the provisions of this Agreement shall prevail wherever possible. Prior to the execution of the formal licence(s) (if any) referred to in Clause 2.4, the Parties shall so far as possible have the same rights and obligations towards one another as if such licence(s) had been granted. The Parties shall use reasonable endeavours to ensure that, to the extent permitted by relevant authorities, this Agreement shall not form part of any public record.

2.5 SUB-LICENSING. The Licensee shall be entitled to grant sub-licences of its rights under this Agreement to any person, provided that:

       (a) the sub-licence shall include obligations on the Sub-Licensee which are equivalent to the obligations on the Licensee under this Agreement and the Sub-Licensee shall be made aware of the obligations under this Agreement;

       (b) within 30 days of the grant of any sub-licence the Licensee shall provide to CUTS a true copy of it; and

       (c) the Licensee shall be responsible for any breach of the sub-licence by the Sub-Licensee that is also a breach of this Agreement, as if the breach had been that of Licensee under this Agreement, and the Licensee shall indemnify CUTS against any loss, damages, costs, claims or expenses which are awarded against or suffered by CUTS as a result of any such breach by the Sub-Licensee.

2.6 RESERVATION OF RIGHTS. Subject to clause 2.10, CUTS and UC specifically reserve the non-exclusive right to use the Antibodies and the Patents in the Field for the purposes of academic research and teaching and to publish the general scientific findings from research related to the Patents and/or the Antibodies, provided that no commercial entity has rights to the results of such research in the Field. CUTS agrees that it shall not and that it shall use all reasonable efforts to procure that UC shall not use Antibodies in humans, without prior consent from the Licensee. For the avoidance of doubt, CUTS and UC also reserve the right to use the YNB Antibodies and the YNB Patent in the Field for the purposes of academic research and teaching and to publish the general scientific findings from research related to the YNB Patent and YNB Antibodies.

2.7 NO OTHER LICENCE. It is acknowledged and agreed that no licence is granted by CUTS to the Licensee other than the licence(s) expressly granted by the provisions of this Clause 2.

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       Without prejudice to the generality of the foregoing CUTS reserves all rights under the Patents, YNB Patent, YNB Antibodies and Antibodies outside the Field.

2.8 QUALITY. The Licensee shall ensure that all of the Licensed Products marketed by it and its Sub-Licensees are of satisfactory quality and comply with all applicable laws and regulations in each part of the Territory.

2.9 RESPONSIBILITY FOR DEVELOPMENT OF LICENSED PRODUCTS. The Licensee shall be exclusively responsible for the technical and commercial development and manufacture of Licensed Products and for incorporating any modifications or developments thereto that may be necessary or desirable and for all Licensed Products sold or supplied, and accordingly the Licensee shall indemnify CUTS in the terms of Clause 7.3.

2.10 CUTS agrees that it shall not and that it shall use all reasonable efforts to procure that UC shall not transfer Antibodies in the possession of CUTS or UC to any for-profit organisation for use in the Field. CUTS further agrees that it shall use all reasonable efforts to procure that the transfer of Antibodies to any third party for use in the Field by CUTS and/or UC shall be subject to the completion of a material transfer agreement between said third party and UC and that the terms of such material transfer agreement shall:

       (a)    prohibit use of the Antibodies in humans, and

       (b) prohibit publication of the genetic sequence of the Antibodies without prior reasonable consent from CUTS and/or UC, and

       (c) prohibit use of the Antibodies in the Field for the benefit of any for-profit organisation.

2.11 CUTS agrees that it shall and that it shall use reasonable efforts to procure that UC shall provide to Licensee within thirty (30) days after the signing of this Agreement a sample of each material that is encompassed by Antibodies and that is in the possession of CUTS and/or UC.

3.     CONFIDENTIAL INFORMATION

3.1    CONFIDENTIALITY OBLIGATIONS. Each Party ("Receiving Party") undertakes:

       (a) to maintain as secret and confidential all technical or commercial information obtained directly or indirectly from the other Party ("Disclosing Party") in the course of or in anticipation of this Agreement and to respect the Disclosing Party's rights therein,

       (b) to use the same exclusively for the purposes of this Agreement, and

       (c) to disclose the same only to those of its employees, contractors and Sub-Licensees pursuant to this Agreement (if any) to whom and to the extent that such disclosure is reasonably necessary for the purposes of this Agreement.

3.2 EXCEPTIONS TO OBLIGATIONS. The provisions of Clause 3.1 shall not apply to information which the Receiving Party can demonstrate by reasonable, written evidence:

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       (a)            was, prior to its receipt by the Receiving Party from the
              Disclosing Party, in the possession of the Receiving Party and at its free disposal; or

       (b) is subsequently disclosed to the Receiving Party without any obligations of confidence by a third party who has not derived it directly or indirectly from the Disclosing Party; or

       (c) is or becomes generally available to the public through no act or default of the Receiving Party or its agents, employees, Affiliates or Sub-Licensees; or

       (d) the Receiving Party is required to disclose to the courts of any competent jurisdiction, or to any government regulatory agency or financial authority, provided that the Receiving Party shall (i) inform the Disclosing Party as soon as is reasonably practicable, and (ii) at the Disclosing Party's request seek to persuade the court, agency or authority to have the information treated in a confidential manner, where this is possible under the court, agency or authority's procedures; or

       (e) in the case of information disclosed by CUTS to the Licensee, is disclosed to actual or potential customers for Licensed Products in so far as such disclosure is reasonably necessary to promote the sale or use of Licensed Products; or

       (f) in the case of information disclosed by CUTS to Licensee, Licensee shall have the right to disclose information of CUTS to a third party in exercising the rights and licences granted to Licensee under this Agreement, provided that such third party agrees to be bound by confidentiality obligations at least as restrictive as Clauses 3.1 and 3.2.

3.3 DISCLOSURE TO EMPLOYEES. The Receiving Party shall procure that all of its employees, contractors and Sub-Licensees pursuant to this Agreement (if any) who have access to any of the Disclosing Party's information to which Clause 3.1 applies, shall be made aware of and subject to these obligations and shall have entered into written undertakings of confidentiality at least as restrictive as Clauses 3.1 and 3.2 and which apply to the Disclosing Party's information.

3.4 The obligations of the Parties under this Clause 3 shall survive the expiration or termination of this Agreement for whatever reason for a period of 5 years.

4.     PAYMENTS

4.1 INITIAL PAYMENT. On the later of 30 (thirty) days of the Commencement Date or the date on which CUTS provides to Licensee a written assignment of the Antibodies from the inventors thereof to CUTS, the Licensee shall pay to CUTS the non-refundable, non-deductible sum of $[*******]. On the later of 30 (thirty) days of the Commencement Date or the date on which CUTS provides to Licensee a written assignment of the Antibodies from the inventors thereof to CUTS, the Licensee shall also pay to CUTS the sum of all patent costs incurred by CUTS from 1 January 2000 to the Commencement Date to maintain, renew, prosecute and/or register ownership of the Patents, less the Option Fee.


                                        * Confidential treatment requested:
                                          material has been omitted and filed
                                          separately with the Commission.
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4.2    MILESTONE PAYMENTS. In addition to the payments made under Clause 4.1, the Licensee shall pay CUTS the following sums ("Milestone Payments") for each Licensed Product:

       a) $[*******] within 30 (thirty) days of initiation of Phase II clinical trials for each Licensed Product; and

       (b) $[*******] within 30 (thirty) days of initiation of Phase III clinical trials for each Licensed Product.

       (c) It is expressly understood that a Milestone Payment shall not be due with respect to a Licensed Product for which such Milestone Payment has already been paid that replaces a Licensed Product or for clinical trials directed to new indications for the same Licensed Product or for clinical trials for a Licensed Product in a new dosage form.

4.3 ROYALTIES. The Licensee shall pay to CUTS a royalty as a percentage of the Net Sales Value of all Licensed Products or any part thereof sold by Licensee or its Sub-Licensees as follows:

              (i) [*******] of the Net Sales Value when the Annual Net Sales Value of Licensed Products is less than or equal to $[*******]; or

              (ii) [*******] of the Net Sales Value when the Annual Net Sales Value of Licensed Products is greater than $[*******] and less than or equal to $[*******]; or

              (iii) [*******] of the Net Sales Value when the Annual Net Sales Value of Licensed Products is greater than $[*******].

4.4 If, during the continuation of this Agreement, the Licensee considers it necessary to obtain a licence from any third party ("Third Party Licence(s)") in order to avoid infringing such third party's patent(s) in the course of manufacture or sale of Licensed Products AND the total royalty payable by the Licensee on the Licensed Products under this Agreement and all Third Party Licence(s) exceeds [*******] of the Net Sales Value, all royalties paid under the Third Party Licence(s) shall be treated as a deductible item when calculating Net Sales Value, provided that the amount of royalty payable by the Licensee to CUTS in any period shall not be reduced by more than [*******] of the amount which would have been payable in the absence of this Clause 4.4.

4.5 PAYMENT TERMS. Royalties due under this Agreement shall be paid within 60 days of the end of each calendar year, in respect of sales of Licensed Products made during such calendar year and within 60 days of the termination of this Agreement.

4.6    All sums due under this Agreement:-

       (a) are exclusive of Value Added Tax which where applicable will be paid by the Licensee to CUTS in addition;


                                        * Confidential treatment requested:
                                          material has been omitted and filed
                                          separately with the Commission.

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       (b)            shall be paid in pounds sterling by telegraphic transfer
              to the account of C.U.T.S. Ltd at [*******] and in the case of sales made by Licensee or a Sub-Licensee in a currency other than pounds sterling, the royalty shall be calculated in the other currency and then converted into equivalent pounds sterling at the buying rate of such other currency as quoted by Barclays Bank plc in London as at the close of business on the last business day of the quarterly period with respect to which the payment is made;

       (c) shall be made without deduction of income tax or other taxes charges or duties that may be imposed on Licensee, except insofar as the Licensee is required to deduct the same to comply with applicable laws. The Parties shall cooperate and take all steps reasonably and lawfully available to them, at the expense of CUTS, to avoid deducting such taxes and to obtain double taxation relief. If the Licensee is required to make any such deduction it shall provide CUTS with such certificates or other documents as it can reasonably obtain to enable CUTS to obtain appropriate relief from double taxation of the payment in question; and

       (d) shall be made by the due date, failing which CUTS may charge interest on any outstanding amount on a daily basis at a rate equivalent to 3% above the Barclays Bank plc base lending rate then in force.

4.7 If at any time during the continuation of this Agreement the Licensee is prohibited from making any of the payments required hereunder by a governmental authority in any country then the Licensee will within the prescribed period for making the said payments in the appropriate manner use its best endeavours to secure from the proper authority in the relevant country permission to make the said payments and will make them within 7 days of receiving such permission. If such permission is not received within 30 (thirty) days of the Licensee making a request for such permission then, at the option of CUTS, the Licensee shall deposit the royalty payments due in the currency of the relevant country either in a bank account designated by CUTS within such country or such royalty payments shall be made to an associated company of CUTS designated by CUTS and having offices in the relevant country designated by CUTS.

4.8 ROYALTY STATEMENTS. The Licensee shall send to CUTS at the same time as each royalty payment is made in accordance with Clause 4.5 a statement setting out, in respect of each territory or region in which Licensed Products are sold, the types of Licensed Product sold, the quantity of each type sold, and the total Net Sales Value in respect of each type, expressed both in local currency and pounds sterling and showing the conversion rates used, during the period to which the royalty payment relates.

4.9    RECORDS

4.9.1 The Licensee shall keep at its normal place of business detailed and up to date records and accounts showing the quantity, description and Net Sales Value of Licensed Product sold, and the amount of sublicensing revenues received by it in respect of Licensed Products, on a country by country basis, and being sufficient to ascertain the royalties due under this Agreement.

4.9.2 The Licensee shall make such records and accounts available, on reasonable notice, for inspection during business hours by an independent chartered accountant nominated by


                                        * Confidential treatment requested:
                                          material has been omitted and filed
                                          separately with the Commission.

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       CUTS for the purpose of verifying the accuracy of any statement or report given by the Licensee to CUTS under this Clause 4. The accountant shall be required to keep confidential all information learnt during any such inspection, and to disclose to CUTS only such details as may be necessary to report on the accuracy of the Licensee's statement or report. CUTS shall be responsible for the accountant's charges unless the accountant certifies that there is an underpayment of more than 5 per cent in any royalty statement, in which case the Licensee shall pay his charges in respect of that inspection.

4.9.3 The Licensee shall ensure that CUTS has the same rights as those set out in this Clause 4.9 in respect of any Sub-Licensee of the Licensee.

4.10 Only one royalty shall be due for each unit of a Licensed Product. As a result, a purchaser of a Licensed Product for which a royalty has been paid shall have the right to use or resell such Licensed Product without the payment of a further royalty under this Agreement.

5.     COMMERCIALISATION

5.1    (a)    Taking into account the complexity, and stage of development of the Licensed Products, Licensee shall use reasonable commercial efforts under the circumstances to research, develop and then commercialise Licensed Product in the United States, European
              Union and in other countries of the world in which Licensee can reasonably develop and market Licensed Product. The efforts of a Sub-Licensee and/or an Affiliate and/or a collaborator of Licensee shall be considered as efforts of Licensee.

       (b) In the event that CUTS reasonably believes that Licensee is not making reasonable commercial efforts under the circumstances to research, develop and then commercialise Licensed Products pursuant to subclause 5.1(a), then CUTS shall provide written notice to Licensee which specifies CUTS' basis for such belief. Upon receipt of such written notice, CUTS and Licensee shall enter into good faith negotiations in order to reach mutual agreement as to what efforts by Licensee shall satisfy the requirements of Clause 5.1(a), and if such mutual agreement is not reached within ninety (90) days after receipt of such written notice, then the Parties agree to submit to arbitration pursuant to Clause 9.14 to determine the efforts which should be exerted by Licensee. Thereafter, Licensee shall exert the efforts determined by the Parties or in such arbitration.

       (c) If Licensee fails to meet the goals and objectives determined by the Parties or in such arbitration and such failure results from Licensee failing to reasonably attempt to meet such goals and objectives, CUTS' sole and exclusive remedy is for the licences granted hereunder to be terminated which shall take effect sixty
              (60) days after written notice to Licensee unless prior to expiration of such sixty (60) day period, Licensee provides CUTS with reasonable assurances that such goals and objectives can be met in a reasonable time thereafter.

5.2 Without prejudice to the generality of the Licensee's obligations under Clause 5.1, the Licensee shall provide at least annually to CUTS an updated, written report, showing all past, current and projected activities taken or to be taken by the Licensee to bring Licensed Products to market and after initiating sales in a country, the activities taken to

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       market Licensed Product in such country. CUTS' receipt or approval of any such plan shall not be taken to waive or qualify the Licensee's obligations under Clause 5.1.

6.     INTELLECTUAL PROPERTY

6.1    OBTAIN AND MAINTAIN THE PATENTS.

       (a) Licensee shall file, prosecute and maintain Patents, so as to secure the broadest patent protection reasonably available, through patent counsel selected by Licensee and reasonably acceptable to CUTS who shall consult with CUTS and keep CUTS advised with respect thereto.

              After the Effective Date of this Agreement, Licensee shall bear the cost and expense for the filing, prosecution and maintenance of Patents in the United States, European Patent Office, and Japan and any other foreign countries designated by Licensee.

       (b) With respect to any Patents, each patent application, office action, response to office action, request for terminal disclaimer, and request for reissue or reexamination of any patent issuing from such application shall be provided to CUTS. CUTS shall have the right to take any action that in its judgement is necessary to preserve such Patents.

       (c) CUTS shall and shall cause the inventors and UC to cooperate with Licensee with respect to filing, prosecution and maintenance of Patents.

       (d) If the Licensee wishes to abandon any such application or not to maintain any such Patent (or to cease funding such application or Patent) it shall give 3 months' prior written notice to CUTS and on the expiry of such notice period the Licensee shall cease to be licensed under the patent application or Patent identified in the notice and shall take all actions necessary to transfer the prosecution and maintenance of such patent application or Patent to CUTS.

6.2    OBTAIN AND MAINTAIN THE YNB PATENT

       6.2.1 CUTS shall file, prosecute and maintain the YNB Patent, so as to secure the broadest patent protection reasonably available, through patent counsel selected by CUTS. CUTS shall consult with Licensee and keep Licensee advised with respect thereto.

       6.2.2 For the period of time Licensee remains the sole licensee of the YNB Patent, Licensee will pay all fees, costs, and expenses reasonably incurred from the Commencement Date in the prosecution and maintenance of the YNB Patent. For the avoidance of doubt, Licensee will not be liable for any costs incurred in relation to prosecuting and/or obtaining allowance of and/or defending claims other than YNB Antibody Claims.

       6.2.3 In any country in which CUTS desires patent protection under the YNB Patent but in which Licensee does not desire to pay the expenses thereof under Clause 6.2.2, the Licensee shall give three
              (3) months prior written notice to CUTS and on the

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              expiry of such notice period the licence granted hereunder will for such country be revoked.

       6.2.4 In the event that the YNB Patent is licensed to other parties patent costs pursuant to Clause 6.2.2 will be shared on a pro-rata basis according to the number of licences granted.

       6.2.5 For the avoidance of doubt, Licensee shall not be responsible for any costs or expenses associated with the opposition in the European Patent Office with respect to the YNB Patent.

6.3    INFRINGEMENT OF THE PATENTS

6.3.1 Each Party shall inform the other Party promptly if it becomes aware of any infringement or potential infringement of any of the Patents and/or YNB Patent in the Field, and the Parties shall consult with each other to decide the best way to respond to such infringement.

6.3.2  If the Parties fail to agree on a joint program of action within thirty
       (30) days, including how the costs of any such action are to be borne and how any damages or other sums received from such action are to be distributed, then the Licensee shall be entitled to take action against the third party at its sole expense and it shall reimburse CUTS for any reasonable expenses incurred in assisting it in such action. CUTS shall agree to be joined in any suit to enforce such rights subject to being indemnified and secured in a reasonable manner as to any costs, damages, expenses or other liability awarded against CUTS in such suit and shall have the right to be separately represented by its own counsel at its own expense. If the alleged infringement is both within and outside the Field, the Parties shall also co-operate with CUTS' other licensees (if any) in relation to any such action.

6.3.3 The Licensee shall be entitled to retain any monetary recovery from settlement with third parties after reimbursement of CUTS expenses pursuant to Clause 6.3.2, provided that the Licensee shall pay CUTS a royalty in accordance with Clause 4.3 on any monetary recovery as if such monetary recovery was Net Sales Value, to the extent that such monetary recovery by the Licensee exceeds its reasonable expenses in respect of the protection and enforcement of the Patents and/or YNB Patent within the Field.

6.3.4 In any infringement suit either Party may institute to enforce the rights in Patents and/or YNB Patent pursuant to this Agreement, the other Party hereto shall, at the request and expense of the Party initiating such suit, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like. The Party requesting cooperation shall reimburse the other Party for amounts paid to a third party by such other Party pursuant to such cooperation.

6.4    INFRINGEMENT OF THIRD PARTY RIGHTS

6.4.1 If any warning letter or other notice of infringement is received by a Party, or legal suit or other action is brought against a Party, alleging infringement of third party rights in the manufacture, use or sale of any Licensed Product or use of any Patents or use of the YNB

       Patent or use of any Antibodies or use of any YNB Antibodies, that Party shall promptly provide full details to the other Party, and the Parties shall discuss the best way to respond.

6.4.2 The Licensee shall have the right but not the obligation to defend such suit and shall have the right to settle with such third party, provided that if any action or proposed settlement involves the making of any statement, express or implied, concerning the validity of any Patent or YNB Patent, the consent of CUTS must be obtained before taking such action or making such settlement.

7.     WARRANTIES AND LIABILITY

7.1    WARRANTIES BY CUTS, CUTS warrants, represents and undertakes as follows:-

       (a) subject to Clause 7.3, it is the absolute and unencumbered owner of the Patents and YNB Patent and has caused and will cause its directors and employees and UC to execute such assignments of the Patents and YNB Patent as may be necessary to give title to the Patents to CUTS; and

       (b) it has not done, and will not do nor agree to do during the continuation of this Agreement, any of the following things if to do so would be inconsistent with the exercise by the Licensee of the rights granted to it under this Agreement, namely:

              (i)          grant or agree to grant any rights in the Patents or
                      Antibodies or YNB Patent or YNB Antibodies or any improvements thereto; or

              (ii)         assign, mortgage, charge or otherwise transfer any of
                      the Patents or Antibodies or YNB Patent or YNB Antibodies or (subject to Clause 9.3 below) any of its rights or obligations under this Agreement.

7.2    NO OTHER WARRANTIES

7.2.1 Each of the Licensee and CUTS acknowledges that, in entering into this Agreement, it does not do so in reliance on any representation, warranty or other provision except as expressly provided in this Agreement, and any conditions, warranties or other terms implied by statute or common law are excluded from this Agreement to the fullest extent permitted by law.

7.2.2 Without limiting the scope of Clause 7.2.1, CUTS does not give any warranty, representation or undertaking:-

       (a) as to the efficacy or usefulness of the Patents or YNB Patent or YNB Antibodies or Antibodies; or

       (b) that any of the Patents or YNB Patent are or will be valid or subsisting or (in the case of an application) will proceed to grant; or

       (c) that the use of any of the Patents or Antibodies or YNB Patent or YNB Antibodies, the manufacture, sale or use of the Licensed Products or the exercise of any of the rights granted under this Agreement will not infringe any other intellectual property or other rights of any other person; or

       (d) that any information communicated by CUTS to the Licensee under or in connection with this Agreement will produce Licensed Products of satisfactory quality or fit for the purpose for which the Licensee intended; or

       (e) as imposing any obligation on CUTS to bring or prosecute actions or proceedings against third parties for infringement or to defend any action or proceedings for revocation of any of the Patents or YNB Patent; or

       (f) as imposing any liability on CUTS in the event that any third party supplies Licensed Products to customers located in the Territory.

7.3 INDEMNITY. (a) The Licensee shall indemnify CUTS against any loss, damages, costs or expenses which are awarded against or incurred by CUTS as a result of any third party claim or threatened claim concerning the use by the Licensee or any of its Sub-Licensees of the Patents or Antibodies or YNB Patent or YNB Antibodies or otherwise in connection with the manufacture, use or sale of or any other dealing in any of the Licensed Products by Licensee or its Affiliates or any of its Sub-Licensees.

       (b) Licensee's indemnification under (a) shall not apply to any liability, damage, loss or expense to the extent that it is directly attributable to the negligent activities or intentional misconduct of the Indemnitees or a breach of a warranty made by CUTS.

       (c) Licensee shall have the right to control the defence, settlement or compromise of any such action and shall select counsel for such defence.

7.4 LIABILITY. Notwithstanding any other provision of this Agreement, no Party shall be liable to any other Party to this Agreement in contract, tort, negligence, breach of statutory duty or otherwise for any loss, damage, costs or expenses of any nature whatsoever incurred or suffered by that other party or its Affiliates of an indirect or consequential nature including without limitation any economic loss or other loss of turnover, profits, business or goodwill.

8.     DURATION AND TERMINATION

8.1 COMMENCEMENT AND TERMINATION BY EXPIRY. This Agreement, and the licences granted hereunder, shall come into effect on the Commencement Date and, unless terminated earlier in accordance with this Clause 8, shall continue in force on a country by country basis until the later of:

              (a) the date on which all the Patents or YNB Patent in a country have expired or been revoked or declared invalid or unenforceable without a right of further appeal, or

              (b)     the tenth anniversary of the Commencement Date;

       and on such date in such country the licences granted under sub-clause 2.1(a) and 2.1(c) shall terminate automatically by expiry and the licence granted under sub-clause 2.1(b) shall become a fully paid-up, royalty-free non-exclusive licence.

8.2    EARLY TERMINATION

8.2.1 The Licensee may terminate this Agreement at any time on 90 (ninety) days notice in writing to CUTS.

8.2.2 Without prejudice to any other right or remedy, either Party may terminate this Agreement at any time by notice in writing to the other Party ("Other Party"), such notice to take effect as specified in the notice:-

       (a) if the Other Party is in material breach of a material obligation of this Agreement and, in the case of a breach capable of remedy within ninety (90) days, the breach is not remedied within ninety
              (90) days of the Other Party receiving notice specifying the breach and requiring its remedy; or

       (b) if the Other Party becomes insolvent, or if an order is made or a resolution is passed for the winding up of the Other Party (other than voluntarily for the purpose of solvent amalgamation or reconstruction), or if an administrator, administrative receiver or receiver is appointed in respect of the whole or any part of the Other Party's assets or business, or if the Other Party makes any composition with its creditors or takes or suffers any similar or analogous action in consequence of debt.

8.2.3 CUTS may forthwith terminate this Agreement by giving written notice to the Licensee if the Licensee or its Affiliate or Sub-Licensee commences legal proceedings, or assists any third party to commence legal proceedings, to challenge the validity or ownership of any of the Patents and/or Antibodies and/or YNB Patent and/or YNB Antibodies.

8.3    CONSEQUENCES OF TERMINATION

8.3.1 Upon termination of this Agreement for any reason otherwise than in accordance with Clause 8.1:

       (a) the Licensee and its Sub-Licensees shall be entitled to sell, use or otherwise dispose of (subject to payment of royalties under Clause 4.3) any unsold or unused stocks of the Licensed Products for a period of 6 months following the date of termination;

       (b) subject to paragraph (a) above, the Licensee shall no longer be licensed to use or otherwise exploit in any way, either directly or indirectly, the Patents or YNB Patent, in so far and for as long as any of the Patents or YNB Patent remains in force or the Antibodies or YNB Antibodies;

       (c) subject to paragraph (a) above, the Licensee shall consent to the cancellation of any formal licence granted to it, or of any registration of it in any register, in relation to any of the Patents or YNB Patent;

       (d) subject as provided in this Clause 8.3.1 and 8.3.2, and except in respect of any accrued rights, and except with respect to clauses 3, 7.3, and 8.4 which shall survive termination of this Agreement, neither party shall be under any further obligation to the other.

8.3.2 In the event that this Agreement is terminated and at the time of termination Licensee and its Sub-Licensee(s) no longer intend to pursue development of Licensed Products and/or a CD4 and/or CD8 antibody, if requested by CUTS, Licensee agrees to negotiate in good faith with CUTS a royalty bearing licence on reasonable commercial terms to technology owned by Licensee that is useful for Licensed Product. In no event is Licensee obligated to grant such a license and Licensee and/or CUTS shall have the right to terminate such negotiations at any time by written note to the other party.

8.4 In the event that this Agreement and/or the rights and licences granted under this Agreement to Licensee are terminated, any sublicense granted under this Agreement shall remain in full force and effect as a direct licence between CUTS and the Sub-Licensee under the terms and conditions of this Agreement, subject to the Sub-Licensee agreeing to be bound to CUTS under such terms and conditions within thirty (30) days after CUTS provides written notice to the Sub-Licensee of the termination of Licensee's rights and licences under this Agreement. At the request of Licensee, CUTS will acknowledge to a Sub-Licensee, CUTS' obligations to the Sub-Licensee under this paragraph.

9.     GENERAL

9.1 FORCE MAJEURE. Neither Party shall have any liability or be deemed to be in breach of this Agreement for any delays or failures in performance of this Agreement which result from circumstances beyond the reasonable control of that Party, including without limitation labour disputes involving that Party. The Party affected by such circumstances shall promptly notify the other Party in writing when such circumstances cause a delay or failure in performance and when they cease to do so.

9.2 AMENDMENT. This Agreement may only be amended in writing signed by duly authorised representatives of CUTS and the Licensee.

9.3    ASSIGNMENT AND THIRD PARTY RIGHTS.

9.3.1 Subject to Clause 9.3.2 below and Licensee's right to grant sublicenses, neither Party shall assign this Agreement, nor any of the Patents or rights under the Patents, nor any of the Antibodies or rights to the Antibodies, nor any of the YNB Patent or rights under the YNB Patent, nor any of the YNB Antibodies or rights to the YNB Antibodies, without the prior written consent of the other Party, which shall not be withheld unreasonably.

9.3.2 Either Party may assign all its rights and obligations under this Agreement together with its rights in the Patents, the YNB Patent, the YNB Antibodies and the Antibodies to any company to which it transfers all or part of its assets or business or to a successor-in-interest or to an Affiliate, PROVIDED that the assignee undertakes to the other Party to be bound by and perform the obligations of the assignor under this Agreement.

9.4 WAIVER. No failure or delay on the part of either Party to exercise any right or remedy under this Agreement shall be construed or operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude the further exercise of such right or remedy.

9.5 INVALID CLAUSES. If any provision or part of this Agreement is held to be invalid, amendments to this Agreement may be made by the addition or deletion of wording as appropriate to remove the invalid part or provision but otherwise retain the provision and the other provisions of this Agreement to the maximum extent permissible under applicable law.

9.6 NO AGENCY. Neither Party shall act or describe itself as the agent of the other, nor shall it make or represent that it has authority to make any commitments on the other's behalf.

9.7    INTERPRETATION. In this Agreement:

       (a) the headings are used for convenience only and shall not affect its interpretation;

       (b) references to persons shall include incorporated and unincorporated persons; references to the singular include the plural and vice versa; and references to the masculine include the feminine;

       (c) references to Clauses and Schedules mean clauses of, and schedules to, this Agreement; and

       (d) references to the grant of "exclusive" rights shall mean that the person granting the rights shall neither grant the same rights (in the same Field and Territory) to any other person, nor exercise those rights directly to the extent that and for as long as the Licensed Products are within Valid Claims of unexpired Patents.

9.8    NOTICES

9.8.1 Any notice to be given under this Agreement shall be in writing and shall be sent by first class mail or air mail, or by fax (confirmed by first class mail or air mail) to the address of the relevant Party set out at the head of this Agreement, or to the relevant fax number set out below, or such other address or fax number as that Party may from time to time notify to the other Party in accordance with this Clause 9.8. The fax numbers of the Parties are as follows: CUTS +44 (0)1223 332797 ; Licensee
       (001) 617 354 8300.

9.8.2 Notices sent as above shall be deemed to have been received three working days after the day of posting (in the case of inland first class mail), or seven working days after the date of posting (in the case of air mail), or on the next working day after transmission (in the case of fax messages, but only if a transmission report is generated by the sender's fax machine recording a message from the recipient's fax machine, confirming that the fax was sent to the number indicated above and confirming that all pages were successfully transmitted).

9.9 DISPUTES. Notwithstanding the provisions of Clause 5.1, any disputes incapable of resolution shall be settled by mediation at the Centre for Dispute Resolution (CEDR) or if ineffective then either by court proceedings if considered expedient by the complainant or alternatively and if agreed at the time by sole arbitrator to be appointed, and to proceed according to the Rules of the International Chamber of Commerce (ICC) whose decision will be final.

9.10 LAW AND JURISDICTION. The validity, construction and performance of this Agreement shall be governed by English law and shall be subject to the nonexclusive jurisdiction of the English courts to which the parties hereby submit, except that a Party may seek an interim injunction in any court of competent jurisdiction.

9.11 FURTHER ACTION. Each Party agrees to execute, acknowledge and deliver such further instruments, and do all further similar acts, as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

9.12 ANNOUNCEMENTS. Neither Party shall make any press or other public announcement concerning any aspect of this Agreement, or make any use of the name of the other Party in connection with or in consequence of this Agreement, without the prior written consent of the other Party, which consent shall not be withheld or delayed unreasonably. No consent shall be required where the disclosure is in conjunction with a financing or offering of securities or where required by applicable law, rule or regulation.

9.13 ENTIRE AGREEMENT. This Agreement, including its Schedules, sets out the entire agreement between the Parties relating to its subject matter and supersedes all prior oral or written agreements, arrangements or understandings between them relating to such subject matter. The Parties acknowledge that they are not relying on any representation, agreement, term or condition which is not set out in this Agreement.

9.14 Any matter or disagreement under Clause 5.1(b) which this Agreement specifies is to be resolved by arbitration shall be submitted to a mutually selected single arbitrator to so decide any such matter or disagreement. The arbitrator shall conduct the arbitration in accordance with the Rules of the International Chamber of Commerce, unless the Parties agree otherwise. If the Parties are unable to mutually select an arbitrator, the arbitrator shall be selected in accordance with the procedures of the International Chamber of Commerce. The decision rendered by the arbitrator shall be final and binding. Any arbitration pursuant to this section shall be held in London, England, or such other place as may be mutually agreed upon in writing by the Parties.

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

AGREED by the parties through their authorized signatories:-


For and on behalf of                      For and on behalf of
CAMBRIDGE UNIVERSITY TECHNICAL            TOLERRX
SERVICES LIMITED


/s/ R.C. Jennings                                /s/ D.J. Ringler
-------------------------------------     --------------------------------------
signed                                    signed

R.C. JENNINGS                                    D.J. Ringler
-------------------------------------     --------------------------------------
print name                                print name

DIRECTOR                                         C.E.O.
-------------------------------------     --------------------------------------
title                                     title

8 December 2000                                  Dec 8, 2000
-------------------------------------     --------------------------------------
date                                      date

                                    AGREEMENT

THIS AGREEMENT dated July 23, 2001 is between:

(1) CAMBRIDGE UNIVERSITY TECHNICAL SERVICES LIMITED an English Company, Registered Number 1069886, whose registered office is at The Old Schools, Cambridge CB2 1TS, England ("CUTS"); and

(2) TOLERRX (the "Licensee") a company incorporated in the State of Delaware whose registered office is at 675 Mass Avenue, Cambridge, MA 02139, USA.

       WHEREAS CUTS and Licensee have entered into License Agreement dated December 8, 2000 (the "License Agreement"); and

       WHEREAS the parties desire to amend the License Agreement.

IT IS AGREED as follows:

1.     DEFINITIONS:

       1.01 All initially capitalized word and phrases shall be defined as defined in the License Agreement, except as amended herein.

2.     AMENDMENTS:

       2.01 Schedule 1 of the License Agreement is hereby amended to include the following:

              4. TRX1 Antibody and Uses Therefor which is the subject matter of British patent application no. 0114517.6 and all patent applications and granted patents taking priority from such British application and all re-issues, re-evaluations and continuations in part therefrom.

3.     EFFECT

       Except as amended herein, the License Agreement shall be unaffected by this Agreement.

AGREED by the parties through their authorized signatories:


For and on behalf of                      For an on behalf of
CAMBRIDGE UNIVERSITY TECHNICAL            TOLERRX
SERVICES LIMITED


/s/ R.C. Jennings                                /s/ D.J. Ringler
-------------------------------------     --------------------------------------
Signed                                    Signed

R.C. JENNINGS                                    D.J. Ringler
-------------------------------------     --------------------------------------
Print Name                                Print Name

DIRECTOR                                         CEO
-------------------------------------     --------------------------------------
Title                                     Title

23.7.01                                          18 July, 2001
-------------------------------------     --------------------------------------
Date                                      Date

                               AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT dated December 31, 2001 is between:

1. CAMBRIDGE UNIVERSITY TECHNICAL SERVICES LIMITED, an English Company, Register Number 1069886, whose registered office is at The Old Schools, Cambridge CB2 TS, England ("CUTS"); and

2. TOLERRX, INC. a company incorporated in the State of Delaware whose register office is at 675 Mass Ave., Cambridge, MA 02139, USA (the "Licensee").

WHEREAS CUTS and Licensee entered into a Licence Agreement dated December, 8 2000 that, among other things, is directed to certain CD4 and CD8 antibodies (the "Licence Agreement");

WHEREAS the CUTS and Licensee desired to amend the Licence Agreement, INTER ALIA, to include a non-exclusive licence to the YNB Patent (as defined below); and

WHEREAS on the date hereof, CUTS shall assign the YNB Patent to BRITISH TECHNOLOGY GROUP INTER-CORPORATE LICENSING LIMITED, an English Company, Registered Number 2501784, whose registered office is at 10 Fleet Place, Limeburner Lane, London EC4M 7SB ("BTG") by way of assignment and commercialisation agreements (the "BTG Agreements"). Under the BTG Agreements, BTG shall grant CUTS a non-exclusive licence to the YNB Patent (with the right to sub-license to the Licensee).

In consideration of the sum of L 1 paid by each party hereto to the other (the receipt of which is hereby acknowledged) IT IS AGREED as follows:

1. All defined terms of the Licence Agreement shall have the same meaning in this Amendment. For the avoidance of doubt, the term "Parties" in this Amendment shall have the meaning given in the Licence Agreement and shall not include BTG unless otherwise stated.

2.     The following is added to the Licence Agreement as clause 2.1 (d):

            (d) "TO THE EXTENT NOT LICENSED UNDER CLAUSE 2.1 (c) A NON-EXCLUSIVE LICENCE IN THE FIELD: UNDER THE YNB PATENT, TO DEVELOP, MANUFACTURE, HAVE MANUFACTURED, USE, OFFER TO SELL, IMPORT AND SELL LICENSED PRODUCTS THAT INCORPORATE ANTIBODIES AND/OR LICENSED PRODUCTS THAT INCORPORATE YNB ANTIBODIES, BUT ONLY IN THE FIELD IN THE TERRITORY. LICENSEE SHALL HAVE THE RIGHT TO SUB-LICENSE THE NON-EXCLUSIVE LICENCE GRANTED UNDER THIS CLAUSE 2.1(d): (i) IN RESPECT OF LICENSED PRODUCTS INCORPORATING ANTIBODIES, SUBJECT TO CLAUSE 2.5; AND (ii) IN RESPECT OF LICENSED PRODUCTS INCORPORATING YNB ANTIBODIES, ON THE BASIS SET OUT IN CLAUSE 2.1(c). FOR THE AVOIDANCE OF DOUBT, NO RIGHTS ARE GRANTED UNDER THIS AGREEMENT TO USE THE PROCESS FOR THE PREPARATION OF AN ANTIBODY UNDER THE YNB PATENT (THE "YNB PROCESS CLAIMS") OTHER THAN IN RELATION TO LICENSED PRODUCTS INCORPORATING ANTIBODIES AND/OR YNB ANTIBODIES."

3. The description of the "YNB Patent" (but not the "YNB Antibodies") set out in Schedule 2 of the Licence Agreement shall be replaced with the schedule attached hereto.

4.     The following sentence shall be added to Clause 6.2.1:

       "6.2.1 CUTS SHALL HAVE THE RIGHT TO PERFORM ITS OBLIGATIONS UNDER THIS
              CLAUSE 6.2.1 THROUGH BTG."

5.     At the beginning of Clause 6.3.2, add the following:

       "IN RELATION TO ONLY THE YNB ANTIBODY CLAIMS AND THE PATENTS".

6.     The following shall be added at the end of Clause 6.3.2:

       "BTG (AND NOT THE OTHER PARTIES) SHALL BE ENTITLED TO TAKE SUCH ACTION AS IT SHALL SEE FIT IN RESPECT OF INFRINGEMENT OR POTENTIAL INFRINGEMENT OF THE YNB PROCESS CLAIMS".

7.     The following clause shall be added after Clause 6.3.4:

       "6.3.5 WITH RESPECT TO YNB PATENT ONLY, FOR THE PURPOSES OF CLAUSES
              6.3.1, 6.3.2, 6.3.3 AND 6.3.4, PARTY SHALL INCLUDE CUTS, BTG AND LICENSEE."

8.     After Clause 6.4.1 add the following sentence:

       "WITH RESPECT TO YNB PATENT ONLY, BTG SHALL BE A PARTY UNDER THIS CLAUSE 6.4.1."

9. Clause 7.4 shall be renumbered as clause 7.5 and the following shall be added to that clause:

       "BTG SHALL NOT HAVE ANY LIABILITY TO LICENSEE OR CUTS IN CONTRACT, TORT, NEGLIGENCE, BREACH OF STATUTORY DUTY OR OTHERWISE FOR ANY LOSS, DAMAGE, COSTS OR EXPENSES OF ANY NATURE WHATSOEVER INCURRED OR SUFFERED BY CUTS, LICENSEE OR ITS AFFILIATES OR SUB-LICENSEES AS A DIRECT OR INDIRECT RESULT OF THE USE OF THE YNB PATENTS AND/OR YNB ANTIBODIES."

10.    The following shall be added as a new clause 7.4:

    "7.4 LICENSEE SHALL INDEMNIFY BTG (AND ITS PARENT COMPANY, BTG PLC AND THE OTHER DIRECT OR INDIRECT SUBSIDIARIES OF BTG PLC AND THEIR RESPECTIVE DIRECTORS, OFFICERS AND EMPLOYEES) ON THE SAME BASIS AS THAT PROVIDED TO CUTS UNDER CLAUSES 2.5(c) AND 7.3 BUT IN RESPECT OF THE YNB PATENTS AND YNB ANTIBODIES ONLY"

11. Licensee agrees (for the purposes of clause 9.3.1 of the Licence Agreement) that CUTS may assign the YNB Patents to BTG pursuant to the BTG Agreements, that is subject to the sublicense granted by CUTS to Licensee under the YNB Patent and provided that CUTS obtains a license under the YNB Patent of a scope necessary to grant the rights and licenses that are granted by CUTS to Licensee under the YNB Patent in accordance with the License Agreement and this Amendment Agreement.

12. The Licence Agreement is amended as provided herein as of the date first written above. All other terms and provisions of the Licence Agreement shall be unaffected by this Amendment.

Agreed by the parties through their authorized signature.

CAMBRIDGE UNIVERSITY                      TOLERRX, INC.
TECHNICAL SERVICES LIMITED


By: /s/ R. C. Jennings                    By: /s/ D.J. Ringler
-------------------------------------     --------------------------------------


       In order to induce Licensee and CUTS to enter into this Amendment Agreement and to induce CUTS to assign the YNB Patent to BTG and to induce Licensee to agree to such assignment, BTG agrees that the license to CUTS from BTG under the YNB Patent to the extent that the YNB Patent is licensed to Licensee under the License Agreement and the Amendment Agreement shall continue so long as the YNB Patents are sublicensed to Licensee under those agreements and shall, if necessary, survive any earlier termination of the BTG agreements and BTG hereby accepts its rights and obligations as set forth in this Amendment Agreement.


BRITISH TECHNOLOGY GROUP
INTER-CORPORATE LICENSING LIMITED

By: /s/ [ILLEGIBLE]
-------------------------------------

#142536 v9 - Amendment Agreement

                               AMENDMENT AGREEMENT

       THIS AMENDMENT AGREEMENT dated December 19, 2002 is between:

       CAMBRIDGE UNIVERSITY TECHNICAL SERVICE LIMITED, an English Company, Register Number 1069886, whose registered office is at The Old Schools, Cambridge CB2 ITS, England ("CUTS"); and

       TOLERRX, INC., a company incorporated in the State of Delaware whose registered office at 300 Technology Square, Cambridge, MA 02139, USA ("the Licensee").

       WHEREAS, CUTS and Licensee entered into a License Agreement dated December 8, 2000, including an amendment dated July 23 2001, that, among other things, is directed to certain CD4 and CD8 antibodies ("the License Agreement"); and

       WHEREAS, the Licensee is seeking to enter into a sublicensing agreement with Genentech, Inc. ("Genentech") in order to progress the development of certain CD4 antibodies; and

       WHEREAS, the terms of the License Agreement dated December 8, 2000 made such sublicensing agreement commercially non-viable; and

       WHEREAS, CUTS and Licensee desire to amend the License Agreement.

       In consideration of the sum of L 1 paid by each party hereto to the other (the receipt of which is hereby acknowledged), IT IS AGREED as follows:

1. Save as provided below, all defined terms of the License Agreement shall have the same meaning in this Amendment.
2. In clause 4.2, reletter existing subclause (c) as subclause -(d)--and add the following as subclause (c) which shall apply only to Licensed Product sold under a sublicense granted to Genentech.
--(c) [*******] on first regulatory approval of Licensed Product under a sublicense granted to Genentech that permits sale thereof in the United States and/or the European Union and/or Japan.--
3. Add clauses 4.11, 4.12 and 4.13 which shall be applicable as referred to below with respect to Licensed Product sold under a sublicense granted to Genentech pursuant to an agreement between Genentech and Licensee (the "Genentech Agreement").
            --4.11 In lieu of royalties under Section 4.3, the Licensee shall pay to CUTS a royalty as a percentage of net sales as calculated under the Genentech Agreement, including net sales in the United States as to which TolerRx is entitled to receive royalties or profits or losses under such U.S. Profit/Loss Sharing Option whether or not Licensee properly exercises and participates in the US Profit/Loss Sharing Option (as defined in the Genentech Agreement) ("Genentech Sales") of all Licensed Products or any part thereof sold under a sublicense granted to Genentech under the Genentech Agreement, on a country-by-country basis and Licensed Product-by Licensed Product basis, as follows:


                                        * Confidential treatment requested:
                                          material has been omitted and filed
                                          separately with the Commission.

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            (a)   As to Licensed Product that infringes a Valid Claim (as
       defined in the Genentech Agreement) of the Patents or a Valid Claim (as defined in the Genentech Agreement) of the YNB Patents:

                  (i) [*******] of the portion of Genentech Sales of such Licensed Product in a calendar year that is less than or equal to $[*******] and

                  (ii) [*******] of the portion of Genentech Sales of such Licensed Product in a calendar year that is greater than $[*******] and less than or equal to $[*******] and

                  (iii) [*******] of the portion of Genentech Sales of such Licensed Product in a calendar year that exceeds $[*******] and less than or equal to $[*******] and

                  (iv) [*******] of the portion of Genentech Sales of such Licensed Product that exceeds $[*******]

            (b) As to Licensed Product that does not infringe a Valid Claim (as defined in the Genentech Agreement) of the Patents and does not infringe a Valid Claim (as defined in the Genentech Agreement) of the YNB Patents:

                  (i) [*******] of the portion of Genentech Sales of such Licensed Product in a calendar year that is less than or equal to $[*******] and

                  (ii) [*******] of the portion of Genentech Sales of such Licensed Product in a calendar year that is greater than $[*******] and less than or equal to $[*******]

                  (iii) [*******] of the portion of Genentech Sales of such Licensed Product in a calendar year that exceeds $[*******] and less than or equal to $[*******] and

                  (iv) [*******] of the portion of Genentech Sales of such Licensed Product in a calendar year that exceeds $[*******]

            4.12 In the event that Licensee's royalty payment from Genentech is reduced for a country as a result of another CD4 antibody product being marketed by a third party in that country, then any such reduction in the payment from Genentech shall be creditable against any royalty to be paid by Licensee under clause 4.11 of this


                                        * Confidential treatment requested:
                                          material has been omitted and filed
                                          separately with the Commission.


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

       Agreement but in no event shall any royalty payment under clause 4.11 be reduced by more than [*******] as a result of this clause.

            4.13 In lieu of clause 4.4, in the event that Licensee owes a royalty in a country for Licensed Product under a license agreement with a third party(ies) ("Third Party License(s)") or Licensee's payment from Genentech for a country is reduced because Genentech owes a royalty to a third party with respect to Licensed Product in that country, then any such royalty due under such a Third Party License(s) or any such reduction in the payment from Genentech shall be creditable against any royalty to be paid by Licensee under clause 4.11 of this Agreement but in no event shall any royalty payment under clause 4.11 be reduced by more than [*******] if this clauses applies and clause 4.12 does not apply, or by more than [*******] if this clause and clause 4.12 both apply. It is expressly understood that for the purpose of this clause 4.13, a Third Party License does not include the License between Isis Innovation Limited and the Chancellor Masters and Scholars of the University of Oxford with Licensee dated December 5, 2000 and/or the License between Mochida and Licensee dated September 20, 2001.

            4.14 The royalties in clauses 4.11, 4.12 and 4.13 herein shall be calculated on a country-by-country and Licensed Product-by-Licensed Product basis. A royalty due for Genentech Sales of a Licensed Product in a country under 4.11 may be reduced by [*******] if clause 4.12 applies and by a further [*******] if clause 4.13 applies in addition to clause
       4.12. For example purposes only: in a country where there is a valid claim as defined in the clause 4.11, another CD4 antibody product is marketed, but no royalties are owed to third parties the [*******] royalty would be reduced to [*******]. In a country where there is a valid claim as defined in clause 4.11, no other CD4 antibody product is marketed, but royalties are owed to third parties the [*******] royalty would be also reduced to [*******]. In a country where there is a valid claim as defined in clause 4.11, another CD4 antibody product is marketed and royalties are owed to third parties the [*******] royalty would be reduced by [*******] under clause 4.12 and by another [*******] under clause 4.13 whereby the cumulative reduction would be [*******] i.e. [*******] x [*******] x [*******].

4. With respect to Clauses 2.5, 2.8, 3.3, 4.9.3, and 8.2.3 of the License Agreement, CUTS waives any and all rights thereunder with respect to sublicenses granted under the Genentech Agreement. For the avoidance of doubt, clause 8.2.3 shall remain applicable to Licensee.

5. Upon the written request of Licensor, Licensee agrees to exercise the audit rights of Licensee under the Genentech Agreement.

6. Licensee will provide to Licensor a true copy of the Genentech Agreement within thirty (30) days of signing thereof by all parties thereto.

7. For the avoidance of doubt, in the event of conflict between clauses 7.3 and 7.4 of the License Agreement, clause 7.3 shall prevail.


                                        * Confidential treatment requested:
                                          material has been omitted and filed
                                          separately with the Commission.

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

Agreed by the parties through their authorized signature.

CAMBRIDGE UNIVERSITY                      TOLERRX, INC.
TECHNICAL SERVICES LIMITED


By:    /s/ R.C. Jennings                  By:    /s/ D. J. Ringler

Name:  DR. R.C. JENNINGS                  Name:  Douglas J. Ringler

Title: DIRECTOR                           Title: President and CEO

Date:  19 Dec. '02                        Date:  December 19, 2002

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